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                                                                   Exhibit 10.49

                        AMENDED AND RESTATED STATE INCOME

                            TAX ALLOCATION AGREEMENT

         THIS AMENDED AND RESTATED STATE INCOME TAX ALLOCATION AGREEMENT (this "Agreement") is made and entered into as of November 30, 2000, by and among RIGHTCHOICE MANAGED CARE, INC., a Delaware corporation ("Parent"), and DIVERSIFIED LIFE INSURANCE AGENCY OF MISSOURI, INC. ("DLIAM"), HMO MISSOURI, INC. ("HMO Missouri"), HEALTHLINK, INC. ("HealthLink"), PREFERRED HEALTH PLANS OF MISSOURI, INC. ("PHPMo"), FORTY-FOUR FORTY-FOUR FOREST PARK REDEVELOPMENT CORPORATION ("Forest Park"), R & P REALTY, INC. ("R & P") and C & S PROPERTIES, INC. ("C & S") (hereinafter referred to individually as a "Subsidiary" or collectively as "Subsidiaries").

                                   WITNESSETH:

         WHEREAS, RightCHOICE Managed Care, Inc., a Missouri corporation ("RightCHOICE"), DLIAM, HMO Missouri, HealthLink and PHPMo entered into that certain State Income Tax Allocation Agreement dated September 30, 1999 (as the same may have been amended from time to time, the "Original Agreement");

         WHEREAS, RightCHOICE and its parent, Blue Cross and Blue Shield of Missouri ("BCBSMo"), entered into that certain State Income Tax Allocation Agreement dated September 30, 1999 (as the same may have been amended from time to time, the "BCBSMo Agreement");

         WHEREAS, BCBSMo, Forest Park, R & P and C & S entered into that certain State Income Tax Allocation Agreement dated June 10, 1999 (as the same may have been amended from time to time, the "BCBSMo Subsidiary Agreement");

         WHEREAS, BCBSMo merged into Parent on the effective date of this Agreement and, subsequent to that merger, RightCHOICE also merged into Parent;

         WHEREAS, as a result of the merger of BCBSMo into Parent and RightCHOICE into Parent, the successor-in-interest to BCBSMo, the parties desire to terminate and replace the BCBSMo Agreement and the BCBSMo Subsidiary Agreement, to add Forest Park, R & P and C & S as parties to the Original Agreement and to amend and restate the Original Agreement as hereinafter provided;

         WHEREAS, to the extent this Agreement conflicts or is inconsistent with any term or condition of the Original Agreement, the terms and conditions of this Agreement shall supersede such term or condition in the Original Agreement;

         WHEREAS, Parent and Subsidiaries are members of an affiliated group of corporations within the meaning of section 1504(a)(1) of the Internal Revenue Code of 1986 (the "Code") for which Parent is the parent corporation;

         WHEREAS, Parent and its eligible subsidiaries (the "Consolidated Group") have elected and consented to file and do file consolidated state income tax returns; and

         WHEREAS, the parties to this Agreement wish to agree on the payment of tax liabilities between Parent and the Subsidiaries in a manner pursuant to which each Subsidiary pays Parent an amount of state income tax based upon the amount of state income taxes which would be payable by the Subsidiary if it filed a separate state income tax return, which includes the income, gain, loss and deductions of Subsidiary;

         NOW, THEREFORE, Parent and each Subsidiary hereby agrees as follows:
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I.       Consolidated Return.

         Parent and its includible subsidiaries, including the Subsidiaries, have elected to file consolidated state income tax returns for the taxable period ending December 31, 2000, and for any subsequent taxable period for which the Consolidated Group is permitted to file a consolidated state income tax return. Each of the Subsidiaries agree to file such consents and other documents and to take such action as may be necessary to carry out the purposes and provisions of this paragraph.

II.      Calculation of Separate Company State Income Tax Liability.

         A. Beginning with the period ended December 31, 2000, and for each tax year thereafter, each Subsidiary will calculate the state income tax liability for each Subsidiary (for the period during which such Subsidiary was a direct or indirect subsidiary of Parent), as if such Subsidiary were to file a separate state income tax return for such period.

III.     Liability for Tax Payments - State.

         A. If a Subsidiary would be subject to state income tax liability resulting from the calculation required by Paragraph II, above, such Subsidiary shall pay such liability to Parent.

         B. If a Subsidiary has a net operating loss for the period, such Subsidiary will be entitled to a refund from the Parent at such time as the Subsidiary can utilize the net operating loss if it filed a separate state income tax return.

         C. Parent agrees to be the sole agent for Subsidiary and to act in its own name in all matters relating to the corporation state income tax liability, including payment of such liability, for any year in which it elects or is required to file a consolidated state income tax return.

IV.      Method and Time of Payment.

         Any amount to be paid by a Subsidiary to Parent or by Parent to a Subsidiary by reason of paragraph III shall be paid quarterly based on Subsidiary's estimated tax liability. The quarterly payment shall be made in time to reasonably permit Parent to make required estimated payments or final settlements with the state.

V.       Adjustment of Tax Liability.

         In the event of any adjustment of the tax liability as to the consolidated state income tax return of the Consolidated Group, by reason of the filing of an amended return, a tentative loss carryback refund application, claim for refund, or arising out of a federal or state audit, the liability of the Parent and Subsidiary hereunder shall be redetermined after fully giving effect to any such adjustment as if such adjustment had been a part of the original computation, including any interest and penalties attributable to any such adjustment.

VI.      Successors, Assign.

         The provisions and terms of this Agreement shall be binding on and inure to the benefit of any successor, by merger, acquisition of assets or otherwise, to any of the parties hereto.


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VII.     Duration.

         With respect to each Subsidiary, unless earlier terminated by mutual agreement of the parties, this Agreement shall remain in effect with respect to all taxable years for which consolidated state income tax return are filed by the Consolidated Group and such Subsidiary is included as a member of the Consolidated Group. Earnings and Profits Adjustments.

         This Agreement is not intended to establish the method by which the earnings and profits of each member of the Consolidate Group will be determined.

VIII.    Miscellaneous.

         This Agreement contains the entire agreement among the parties hereto, and supersedes any prior written or oral understanding or agreement among the parties with respect to the settlement of state income taxes. No modification, extension, renewal, recession, termination or waiver of any of the provisions contained herein shall be binding upon any party unless made in writing and signed on its behalf by one of its officers.

IX.      GOVERNING LAW.

         THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF MISSOURI.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officer, and the amendment and restatement of the Original Agreement is effective as of November 30, 2000.

PREFERRED HEALTH PLANS OF MISSOURI, INC.         RIGHTCHOICE MANAGED CARE, INC., a
                                                 Delaware corporation


By:  /s/ John A. O'Rourke                        By:  /s/ John A. O'Rourke
    --------------------------------------           --------------------------------------
     John A. O'Rourke                                 John A. O'Rourke
     Chairman                                         President and Chief Executive Officer


DIVERSIFIED LIFE INSURANCE AGENCY                HMO MISSOURI, INC.
OF MISSOURI, INC.


By:  /s/ John A. O'Rourke                        By:  /s/ John A. O'Rourke
    --------------------------------------           --------------------------------------
     John A. O'Rourke                                 John A. O'Rourke
     Chairman                                         Chairman and President


HEALTHLINK, INC.                                 FORTY-FOUR FORTY-FOUR FOREST PARK
                                                 REDEVELOPMENT CORPORATION


By:  /s/ John A. O'Rourke                        By:  /s/ John A. O'Rourke
    --------------------------------------           --------------------------------------
     John A. O'Rourke                                 John A. O'Rourke
     Chairman                                         President

R & P REALTY, INC.                               C & S PROPERTIES, INC.


By:  /s/ John A. O'Rourke                        By:  /s/ John A. O'Rourke
    --------------------------------------           --------------------------------------
     John A. O'Rourke                                 John A. O'Rourke
     President                                        President


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